The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion

October 2025
Preliminary Pricing Supplement
Dated October 13, 2025
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025
and Product Supplement MLN-ES-ETF-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities
Contingent Income Auto-Callable Securities (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon with respect to each determination date on which the closing price of each underlying stock is greater than or equal to 70.00% of its initial share price, which we refer to as its coupon threshold price. If the closing price of all of the underlying stocks on any determination date (including the final determination date) are greater than or equal to their respective coupon threshold prices, The Toronto-Dominion Bank (“TD” or “we”) will pay on the related contingent coupon payment date a contingent quarterly coupon, plus any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Otherwise, no contingent quarterly coupon will be paid on that contingent coupon payment date. In addition, if the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. No further payments will be made on the securities once they have been redeemed. However, if the closing price of any underlying stock on any determination date is less than its call threshold price, the securities will not be automatically redeemed and, if the closing price of any underlying stock is less than its coupon threshold price, you will not receive on the corresponding contingent coupon payment date any contingent quarterly coupon with respect to the applicable determination date or any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. As a result, if the closing price of any underlying stock on each of the determination dates is less than the coupon threshold price, you will receive no contingent quarterly coupons during the term of the securities. Investors must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities. Furthermore, if the final share price of any underlying stock is less than 70.00% of its initial share price, which we refer to as its downside threshold price, investors will receive per security a number of shares of the worst performing underlying stock equal to the quotient, observed to 4 decimal places, of the stated principal amount divided by the initial share price of the worst performing underlying stock as of the final determination date (its “exchange ratio”). Any fractional share included in the exchange ratio of the worst performing underlying stock will be paid in cash at an amount equal to the product of the fractional share amount multiplied by its final share price. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stocks and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. Because all payments on the securities are based on the worst performing underlying stock, a decline beyond the respective coupon threshold price and/or downside threshold price, as applicable, of any underlying stock will result in few or no contingent quarterly coupons and/or a loss of a significant portion and up to your entire investment in the securities even if the other underlying stocks appreciate or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of each of the underlying stocks and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities and potentially receiving shares of the worst performing underlying stock at maturity, the value of which is expected to be worth significantly less than the stated principal amount of the securities and may be worthless. The securities are senior unsecured debt securities issued by TD. The securities are notes issued as part of TD’s Senior Debt Securities, Series H. All payments or deliveries on the securities are subject to the credit risk of TD. If TD were to default on its obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying stocks:	Common Stock of Amazon.com, Inc. (Bloomberg Ticker: “AMZN UW”) Class A Common Stock of Alphabet Inc. (Bloomberg Ticker: “GOOGL UW”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Pricing date:	October 17, 2025
Original issue date:
October 22, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
October 22, 2026, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “—Payment Date(s); Maturity Date” in the accompanying product supplement.

Early redemption:
If the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any contingent coupon payment date if the closing price of any underlying stock is below the call threshold price for such underlying stock on the related determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the applicable determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

Contingent quarterly coupon:	◾
If the closing prices of all of the underlying stocks on any determination date are greater than or equal to their respective coupon threshold prices, we will pay on the related contingent coupon payment date a contingent quarterly coupon of $38.10 (equivalent to 15.24% per annum of the stated principal amount) per security, plus any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

◾
If the closing price of any underlying stock on any determination date is less than its coupon threshold price, we will not pay a contingent quarterly coupon with respect to that determination date.
It is possible that any underlying stock will remain below its downside threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Memory coupon feature:
If a contingent quarterly coupon is not paid on a contingent coupon payment date (other than the maturity date) because the closing price of any underlying stock on the related determination date is less than its coupon threshold price, such contingent quarterly coupon will be paid on a later contingent coupon payment date if the closing price of all of the underlying stocks on the determination date corresponding to such later contingent coupon payment date are greater than or equal to their respective coupon threshold price. For the avoidance of doubt, once a previously unpaid contingent quarterly coupon has been paid on a later contingent coupon payment date, it will not be paid again on any subsequent contingent coupon payment date.
If the closing price of any underlying stock on each of the determination dates is less than its coupon threshold price, you will receive no contingent quarterly coupons during the term of, and will not receive a positive return on, the securities.

Determination dates:
January 20, 2026, April 17, 2026, July 17, 2026 and October 19, 2026, subject to postponement for non-trading days and certain market disruption events as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement. References in the accompanying product supplement to one or more “Valuation Dates” shall also mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement. We also refer to October 19, 2026 as the final determination date.

Contingent coupon payment dates:
January 23, 2026, April 22, 2026, July 22, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Notes — Payment Date(s); Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to a “Payment Date” shall also mean a contingent coupon payment date for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	◾ If the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices:
(i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

◾ If the final share price of any underlying stock is less than its downside threshold price:
a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock, and the cash value of any fractional share included in the exchange ratio of the worst performing underlying stock (such cash value being equal to (i) the fractional share amount times (ii) its final share price).

If the final share price of any underlying stock is less than its downside threshold price, you will receive per security a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock (and the cash value of any fractional share), the value of which is expected to be worth significantly less than the stated principal amount and could be as low as zero, resulting in the loss of your entire investment in the securities.
If the exchange ratio of the worst performing underlying stock is less than 1, your payment at maturity for each security will be the cash value of the fractional share.

Exchange ratio*:
With respect to each underlying stock, a number of shares of the underlying stock per security equal to the quotient of the stated principal amount divided by its initial share price, observed to 4 decimal places.
We will pay the cash value of any fractional share in an amount equal to the product of that fraction multiplied by its final share price, each as determined by the calculation agent.

Cash value*:
With respect to each underlying stock, an amount in cash per security equal to the product of the exchange ratio of the underlying stock multiplied by its final share price.
For the avoidance of doubt, we will pay the cash value if the exchange ratio of the worst performing underlying stock is less than 1.0000.

Underlying return:	With respect to each underlying stock: (final share price – initial share price) / initial share price.
Initial share price*:	[•], which is the closing price of AMZN on the pricing date [•], which is the closing price of GOOGL on the pricing date
Worst performing underlying stock:	The underlying stock with the lowest underlying return
Call threshold price*:	[•], which is equal to 100.00% of the initial share price of AMZN [•], which is equal to 100.00% of the initial share price of GOOGL
Coupon threshold price*:	[•], which is equal to 70.00% of the initial share price of AMZN [•], which is equal to 70.00% of the initial share price of GOOGL
Downside threshold price*:	[•], which is equal to 70.00% of the initial share price of AMZN [•], which is equal to 70.00% of the initial share price of GOOGL
Final share price*:	With respect to each underlying stock, the closing price on the final determination date
CUSIP / ISIN:	89117HAQ8 / US89117HAQ83
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

Estimated value on the pricing date:
The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $930.00 and $965.00 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is expected to be less than the public offering price of the securities.

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$12.50(a)	$982.50
		+ $5.00(b)
		$17.50
Total	$•	$•	$•
*
As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security” and “— Anti-Dilution Adjustments” in the accompanying product supplement.

(1)
TDS will purchase the securities from TD at the price to public less a fee of $17.50 per security. TDS will resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $12.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
Product Supplement MLN-ES-ETF-1 dated February 26, 2025	Prospectus dated February 26, 2025

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-ES-ETF-1 (the “product supplement”), relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
♦	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
♦	Product Supplement MLN-ES-ETF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006132/ef20044456_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

October 2025	Page 2

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities
The Contingent Income Auto-Callable Securities due October 22, 2026 Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon, which is an amount equal to $38.10 (equivalent to 15.24% per annum of the stated principal amount) per security, plus any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying stocks are greater than or equal to 70.00% of their respective initial share prices, which we refer to as the coupon threshold prices.  If the closing price of any underlying stock is less than its coupon threshold price on any determination date, no contingent quarterly coupon will be paid on the related contingent coupon payment date.
The contingent quarterly coupon, if any, will be payable on the relevant contingent coupon payment date specified on the cover hereof, which will generally be the third business day after the related determination date, except that the contingent coupon payment date for the final determination date will be the maturity date. It is possible that the closing prices of one or more of the underlying stocks could remain less than their respective coupon threshold prices for extended periods of time or even throughout the term of the securities such that you may receive few or no contingent quarterly coupons.
If the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If the securities have not previously been redeemed and the final share prices of all of the underlying stocks are greater than or equal to their respective coupon threshold prices and 70.00% of their respective initial share prices, which we refer to as the downside threshold prices, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, investors will receive per security a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock, which will be equal to the quotient, observed to 4 decimal places, of (i) the stated principal amount divided by (ii) its initial share price. The value of such shares is expected to be worth significantly less than the stated principal amount and could be as low as zero, resulting in the loss of the investor’s entire investment in the securities. Any fractional share included in the exchange ratio of the worst performing underlying stock will be paid in cash at an amount equal to the product of the fractional share amount and its final share price. Investors in the securities must be willing to accept the risk of not receiving any contingent quarterly coupons during the term of the securities and the risk of receiving shares of the worst performing underlying stock that are expected to be worth significantly less than the principal amount and could be as low as zero, resulting in the loss of an investor’s entire investment. In addition, investors will not participate in any appreciation of the underlying stocks and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

October 2025	Page 3

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent quarterly coupon equal to $38.10 (equivalent to 15.24% per annum of the stated principal amount) per security, plus any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing prices or the final share prices, as applicable, of all of the underlying stocks are greater than or equal to 70.00% of their respective initial share prices, which we refer to as the coupon threshold prices. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Payments or deliveries at maturity will vary depending on the final share prices, as follows:
Scenario 1	On any of the determination dates other than the final determination date, the closing prices of all of the underlying stocks are greater than or equal to their respective call threshold prices.
◾
The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

◾
Investors will not participate in any appreciation of the underlying stocks from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices and coupon threshold prices.

◾
The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly coupon otherwise payable with respect to the final determination date and any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

◾
Investors will not participate in any appreciation of the underlying stocks from their respective initial share prices and will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price and coupon threshold price.
◾
At maturity, investors will receive per security a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock, which will be equal to the quotient of (i) the stated principal amount divided by (ii) its initial share price. Any fractional share included in the exchange ratio of the worst performing underlying stock will be paid in cash at an amount equal to the cash value of the fractional share amount multiplied by its final share price.

◾
Investors will receive shares of the worst performing underlying stock that are expected to be worth significantly less than the stated principal amount and could be as low as zero, resulting in the loss of an investor’s entire investment in the securities in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion, and may lose all, of your investment in the securities. Any payments or deliveries on the securities, including payments in respect of an early redemption, contingent quarterly coupon or any repayment of principal provided at maturity, is dependent on TD’s ability to satisfy its obligations when they become due and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
The securities will not pay a contingent quarterly coupon on a contingent coupon payment date (including the maturity date) if the closing price of any underlying stock on the applicable determination date is less than its coupon threshold price. If the closing price of any underlying stock on each of the determination dates is less than its coupon threshold price, you will receive no contingent quarterly coupons during the term of, and will not receive a positive return on, the securities. The securities will not be automatically redeemed if the closing price of any underlying stock on an applicable determination date other than the final determination date is less than its call threshold price. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, you will receive per security a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock (and the cash value of any fractional share). The value of such shares is expected to be worth significantly less than the stated principal amount and could be as low as zero, resulting in the loss of your entire investment in the securities.

October 2025	Page 4

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
◾	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
◾
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying stock

◾	You understand and accept that the securities are not linked to a basket of the underlying stocks and that you will be exposed to the market risk of each underlying stock on each determination date
◾	You believe that the closing price of each underlying stock on each determination date will be greater than or equal to its coupon threshold price
◾	You believe that the final share price of each underlying stock will be greater than or equal to its downside threshold price
◾
You can tolerate receiving a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock (and the cash value of any fractional share) at maturity, the value of which is expected to be worth significantly less than your stated principal amount and could be as low as zero

◾
You understand and accept that (i) you will not participate in any appreciation in the price of any underlying stock and that any potential positive return is limited to the contingent quarterly coupons specified on the cover hereof and (ii) you may receive few or no contingent quarterly coupons during the term of the securities

◾	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying stocks
◾	You are willing to forgo any dividends paid on the underlying stocks and you do not seek guaranteed current income from this investment
◾
You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 1 year, and you accept that there may be little or no secondary market for the securities

◾	You understand and are willing to accept the risks associated with the underlying stocks
◾
You are willing to assume the credit risk of TD for all payments or deliveries under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
◾	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100.00% of your investment in the securities
◾	You require an investment designed to provide a full or at least partial return of principal at maturity
◾
You cannot tolerate a loss of a significant portion or all of your investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying stock

◾
You do not understand or cannot accept that the securities are not linked to a basket of the underlying stocks and that you will be exposed to the market risk of each underlying stock on each determination date

◾	You believe that the closing price of any underlying stock on each determination date is likely to be less than its coupon threshold price
◾	You believe that the final share price of any underlying stock is likely to be less than its downside threshold price
◾
You cannot tolerate receiving a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock (and the cash value of any fractional share) at maturity, the value of which is expected to be worth significantly less than your stated principal amount and could be as low as zero

◾
You do not understand or cannot accept that the risks of each underlying stock are not mitigated by the performance of any other underlying stock, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying stock

◾	You seek an investment that participates in the full appreciation in the prices of the underlying stocks or that has unlimited return potential
◾	You cannot tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying stocks
◾	You prefer to receive the dividends paid on the underlying stocks or you seek guaranteed current income from this investment
◾
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 1 year, or you seek an investment for which there will be an active secondary market

◾	You do not understand or are not willing to accept the risks associated with the underlying stocks
◾	You are not willing to assume the credit risk of TD for all payments or deliveries under the securities, including any repayment of principal

October 2025	Page 5

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final share prices.
Diagram #1: Determination Dates Other Than the Final Determination Date
Diagram #2: Payment at Maturity if No Early Redemption Occurs
For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

October 2025	Page 6

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities will be determined on the pricing date and will be specified in the final pricing supplement). Any payments or deliveries on the securities are subject to our credit risk.
Hypothetical Initial Share Price:
Underlying Stock A:	$100.00
Underlying Stock B:	$100.00
Hypothetical Call Threshold Price:
Underlying Stock A:	$100.00, which is 100.00% of the hypothetical initial share price
Underlying Stock B:	$100.00, which is 100.00% of the hypothetical initial share price
Hypothetical Coupon Threshold Price:
Underlying Stock A:	$70.00, which is 70.00% of the hypothetical initial share price
Underlying Stock B:	$70.00, which is 70.00% of the hypothetical initial share price
Hypothetical Downside Threshold Price:
Underlying Stock A:	$70.00, which is 70.00% of the hypothetical initial share price
Underlying Stock B:	$70.00, which is 70.00% of the hypothetical initial share price
Hypothetical Exchange Ratio*:
Underlying Stock A:	10.0000 shares per security*
Underlying Stock B:	10.0000 shares per security*
Hypothetical Contingent Quarterly Coupon:	$38.10 (equivalent to 15.24% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security
*
Equal to the quotient, observed to 4 decimal places, of (i) the stated principal amount divided by (ii) its hypothetical initial price. If you receive the exchange ratio of the worst performing underlying stock at maturity, any fractional share included in the exchange ratio of the worst performing underlying stock will be paid in cash at an amount equal to the product of the fractional share amount and its final share price.

In Examples 1 and 2, the closing prices of the underlying stocks fluctuate over the term of the securities and the closing prices of all of the underlying stocks are greater than or equal to their respective hypothetical call threshold prices on a determination date prior to the final determination date. Because the closing prices of all of the underlying stocks are greater than their respective call threshold prices on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price of at least one underlying stock on each of the determination dates prior to the final determination date is less than its call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Example 1				Example 2
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment
#1	$110.00 (at or above coupon threshold price and call threshold price)	$120.00 (at or above coupon threshold price and call threshold price)	$38.10*	$1,038.10	$40.00 (below coupon threshold price and call threshold price)	$85.00 (at or above coupon threshold price; below call threshold price)	$0.00	N/A
#2	N/A	N/A	N/A	N/A	$75.00 (at or above coupon threshold price; below call threshold price)	$90.00 (at or above coupon threshold price; below call threshold price)	$76.20**	N/A
#3	N/A	N/A	N/A	N/A	$120.00 (at or above coupon threshold price and call threshold price)	$120.00 (at or above coupon threshold price and call threshold price)	$38.10	$1,038.10*
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A				N/A

October 2025	Page 7

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
*
The early redemption payment includes the unpaid contingent quarterly coupon with respect to the determination date on which the closing prices of all of the underlying stocks are greater than or equal to their respective call threshold prices plus any previously unpaid contingent quarterly coupons pursuant to the memory coupon feature and the securities are redeemed as a result.

**
Includes the contingent quarterly coupon with respect to the second determination date and the unpaid contingent quarterly coupon with respect to the first determination date pursuant to the memory coupon feature.

◾
In Example 1, the securities are automatically redeemed following the first determination date as the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective call threshold prices. Because the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective coupon threshold prices, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,038.10, which includes the contingent quarterly coupon with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. Your total payment per security in this example is $1,038.10 (a total return of 3.81% on the securities).
◾
In Example 2, the securities are automatically redeemed following the third determination date as the closing prices of all of the underlying stocks on such determination date are greater than or equal to their respective call threshold prices. As the closing price of at least one of the underlying stocks on the first determination date is less than its respective coupon threshold price, you will not receive the contingent quarterly coupon with respect to such determination date on the related contingent coupon payment date. Because, the closing prices of all of the underlying stocks on the second determination date are greater than their respective coupon threshold prices, you will receive on the related contingent coupon payment date the contingent quarterly coupon with respect to such determination date plus the unpaid contingent quarterly coupon with respect to the first determination date pursuant to the memory coupon feature.

In addition, because the closing prices of all of the underlying stocks on the third determination date are greater than their respective call threshold prices, you receive the early redemption payment of $1,038.10, which includes the contingent quarterly coupon with respect to such determination date.
In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent quarterly coupons. Further, although all of the underlying stocks have appreciated by 20.00% from their respective initial share prices on the third determination date, your return will be limited to the contingent quarterly coupons and you do not benefit from such appreciation as demonstrated in this example. Your total payment per security in this example is $1,114.30 (a total return of 11.43% on the securities).

	Example 3				Example 4
Determination Dates	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment	Hypothetical Closing Price Underlying Stock A	Hypothetical Closing Price Underlying Stock B	Contingent Quarterly Coupon	Early Redemption Payment
#1	$58.00 (below coupon threshold price and call threshold price)	$54.00 (below coupon threshold price and call threshold price)	$0.00	N/A	$52.00 (below coupon threshold price and call threshold price)	$50.00 (below coupon threshold price and call threshold price)	$0.00	N/A
#2- #3	Various (all below coupon threshold price and call threshold price)	Various (all at or above coupon threshold price and call threshold price)	$0.00	N/A	Various (all below coupon threshold price and call threshold price)	Various (all at or above coupon threshold price and call threshold price)	$0.00	N/A
Final Determination Date	$90.00 (at or above downside threshold price and coupon threshold price)	$80.00 (at or above downside threshold price and coupon threshold price)	$152.40*	N/A	$80.00 (at or above downside threshold price and coupon threshold price)	$40.00 (below downside threshold price and coupon threshold price)	$0.00	N/A
Payment at Maturity	$1,152.40*				$400.00**
*	The final contingent quarterly coupon (and any previously unpaid contingent quarterly coupons pursuant to the memory coupon feature) will be paid at maturity.
**
Represents the approximate cash value of the exchange ratio of the worst performing underlying stock as of the final determination date. Because the securities are physically settled, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the worst performing underlying stock on the maturity date.

October 2025	Page 8

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
◾
In Example 3, the closing price of at least one of the underlying stocks on each determination date prior to the final determination date is less than its coupon threshold price and the closing price of at least one of the underlying stocks is less than its call threshold price. As a result, you do not receive a contingent quarterly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing prices of all of the underlying stocks on the final determination date are greater than or equal to their respective downside threshold prices and coupon threshold prices, at maturity you receive the stated principal amount plus the contingent quarterly coupon with respect to the final determination date and the previously unpaid contingent quarterly coupons with respect to the previous determination dates pursuant to the memory coupon feature. Your payment at maturity is calculated as follows:

$1,000.00 +$38.10 + $114.30 = $1,152.40
In this example, you receive the stated principal amount per security plus the contingent quarterly coupon with respect to the final determination date and the previously unpaid contingent quarterly coupons with respect to the previous determination dates pursuant to the memory coupon feature, equal to a total payment of $1,152.40 per security at maturity (a total return of 15.24% on the securities).
◾
In Example 4, the closing price of at least one of the underlying stocks on each determination date throughout the term of the securities is less than its coupon threshold price and its call threshold price. As a result, you do not receive any contingent quarterly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price of at least one of the underlying stocks is less than its downside threshold price, you receive at maturity shares of the worst performing underlying stock and an amount in cash equal to the product of the fractional share amount and its final share price calculated as follows:

Payment at Maturity = Exchange Ratio of the Worst Performing Underlying Stock
Exchange Ratio of the Worst Performing Underlying Stock = $400.00* = $40.00 × 10.0000 shares
Payment at Maturity   = $400.00*
*
Represents the approximate cash value of the exchange ratio of the worst performing underlying stock as of the final determination date, a loss of 60.00% on the securities. Based on the hypothetical numbers used in this example, you would receive at maturity 10 shares of the worst performing underlying stock.

Because the securities are physically settled and the price of the worst performing underlying stock will fluctuate between the final determination date and the maturity date, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the worst performing underlying stock on the maturity date.
If the exchange ratio of the worst performing underlying stock is less than 1, your payment at maturity for each security will be the cash value of the fractional share.
We make no representation or warranty as to which of the underlying stocks will be the worst performing underlying stock for the purposes of calculating your actual payment at maturity.
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, you will receive per security a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock (and the cash value of any fractional share). The value of such shares is expected to be worth significantly less than the stated principal amount and could be as low as zero, resulting in the loss of your entire investment in the securities.
The securities will not pay a contingent quarterly coupon if the closing price of any underlying stock on any determination date is less than its coupon threshold price. If the closing price of any underlying stock on each of the determination dates is less than its downside threshold price, you will receive no contingent quarterly coupons during the term of, and will not receive a positive return on, the securities. The securities will not be automatically redeemed with respect to any determination date in respect of which an early redemption may occur unless the closing price of each underlying stock on the relevant determination date is greater than or equal to its respective call threshold price.
You will be exposed to the market risk of each underlying stock on each determination date (including the final determination date) and any decline in the price of one underlying stock may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying stock.
Any payments or deliveries to be made on the securities, including any repayment of principal, is dependent on TD’s ability to satisfy its obligations as they become due and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

October 2025	Page 9

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Risk Factors
The securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the securities. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus. Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.
Risks Relating to Return Characteristics
◾
Risk of significant loss at maturity. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, TD will repay you the stated principal amount of your securities in cash only if the final share prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, you will receive per security a number of shares of the worst performing underlying stock (and the cash value of any fractional share) equal to the exchange ratio of the worst performing underlying stock, the value of which is expected to be worth less than the stated principal amount and could be as low as zero. If you receive shares of the worst performing underlying stock at maturity, the percentage decline in the value of such shares (and the cash value of any fractional share) will be proportionate to each percentage that the final share price is less than the initial share price. You may lose your entire investment in the securities.

Additionally, in the event that the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its downside threshold price, any decline in the price of the worst performing underlying stock during the period between the final determination date and the maturity date will result in a return on the securities at maturity that is less than the return you would have received had TD instead paid you an amount in cash at maturity equal to the exchange ratio of the worst performing underlying stock.
◾
Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current prices of all of the underlying stocks are greater than or equal to their respective downside threshold prices.

◾
You may not receive any contingent quarterly coupons. TD will not necessarily make periodic payments on the securities. A contingent quarterly coupon, plus any previously unpaid contingent quarterly coupons with respect to any previous determination dates pursuant to the memory coupon feature, will be paid on a contingent coupon payment date only if the closing prices of all of the underlying stocks on the related determination date are greater than or equal to their respective coupon threshold prices. If the closing price of any underlying stock on any determination date is less than its coupon threshold price, TD will not pay you the contingent quarterly coupon on the related contingent coupon payment date, and if the closing price of any underlying stock is less than its coupon threshold price on each subsequent determination date, you will not receive such contingent quarterly coupon on any subsequent contingent coupon payment date (including the maturity date). If the closing price of any underlying stock is less than its coupon threshold price on each of the determination dates and the closing price of any underlying stock is less than its downside threshold price on the final determination date, TD will not pay you any contingent quarterly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent quarterly coupon coincides with a period of greater risk of principal loss on your securities.

◾
Greater expected volatility with respect to, and lower expected correlation of, the underlying stocks generally reflects a higher contingent quarterly coupon and a higher expectation as of the pricing date that the final share price of any underlying stock could be less than its downside threshold price on the final determination date. Greater expected volatility with respect to, and lower expected correlation of, the underlying stocks reflects a higher expectation as of the pricing date that the final share price of any underlying stock could be less than its downside threshold price on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying stock. This greater expected risk will generally be reflected in a higher contingent quarterly coupon for that security. However, while the contingent quarterly coupon is set on the pricing date based, in part, on the correlations of the underlying stocks and each underlying stock’s volatility calculated using our internal models, an underlying stock’s volatility, and the correlation among the underlying stocks, can change significantly over the term of the securities. The price of any underlying stock could fall sharply, which could result in the receipt of shares of the worst performing underlying stock at maturity and the loss of a significant portion or all of your investment in the securities.

October 2025	Page 10

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
◾
The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing prices of all of the underlying stocks on any determination date other than the final determination date are greater than or equal to their call threshold prices and you will not receive any more contingent quarterly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price of any one of the underlying stocks on any determination date is less than its call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent coupon payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

◾
The contingent quarterly coupon, if any, is based solely on the closing price of each underlying stock on only the related determination date. Whether the contingent quarterly coupon will be paid on any contingent coupon payment date will be based on the closing price of each underlying stock on the relevant determination date. As a result, you will not know whether you will receive the contingent quarterly coupon on any determination date until the related determination date. If you do not receive the contingent quarterly coupon on a contingent coupon payment date, you will not know whether you will receive such contingent quarterly coupon on any subsequent contingent coupon payment date pursuant to the memory coupon feature until the later determination date corresponding to such contingent coupon payment date. Moreover, if you do not receive the contingent quarterly coupon on a contingent coupon payment date and the closing price of any underlying stock is less than its coupon threshold price on each subsequent determination date (including the final determination date), you will not receive any contingent quarterly coupon with respect to such determination date, even if the closing price of each underlying stock was greater than or equal to its coupon threshold price on other days during the term of the securities, and even if the closing price(s) of one or both of the other underlying stocks are at or above their respective coupon threshold prices.

◾
Your potential return on the securities is limited, you will not participate in any appreciation of the underlying stocks and you will not realize a return beyond the returns represented by the contingent quarterly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent quarterly coupons, regardless of the appreciation of the underlying stocks. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent quarterly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent quarterly coupons or any other payment in respect of any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the worst performing underlying stock even though you cannot participate in any appreciation in the prices of the underlying stocks. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying stocks. In addition, unless and until you receive shares of the worst performing underlying stock on the maturity date, as an owner of the securities, you will not receive any dividends or distributions on any underlying stock and you will not have voting rights or any other rights of a holder of any underlying stock.

◾
You are exposed to the market risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the performance of each underlying stock. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying stocks. Poor performance by any one underlying stock may negatively affect your return and will not be offset or mitigated by the performance of any other underlying stock. Accordingly, your investment is subject to the market risk of each underlying stock.

◾
Because the securities are linked to the performance of more than one underlying stock, there is an increased probability that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will not receive a contingent quarterly coupon on any determination date and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying stock if their terms are otherwise substantially similar. With a greater total number of underlying stocks, it is more likely that the closing price or the final share price, as applicable, of any underlying stock will be less than its coupon threshold price and/or downside threshold price. Therefore, it is more likely that you will (a) not receive any contingent quarterly coupons and/or (b) receive shares of the worst performing underlying stock (and the cash value of any fractional share) that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one of the underlying stocks. In addition, if the performances of the underlying stocks are not correlated to each other, the risk that the closing price (on any determination date other than the final determination date) or the final share price, as applicable, of any underlying stock is less than its coupon threshold price or downside threshold price is even greater.

October 2025	Page 11

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Risks Relating to Characteristics of the Underlying Stocks
◾
The price of each underlying stock will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying stock. The price of each underlying stock can rise or fall sharply due to factors specific to their issuers (each, an “underlying stock issuer”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and prices, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying stocks and the underlying stock issuers. For additional information regarding the underlying stock issuers, please see “Information About the Underlying Stocks” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying stock issuers with the SEC.

◾
There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the price of the underlying stocks will rise or fall and there can be no assurance that the closing price of each underlying stock on any determination date will be greater than or equal to its coupon threshold price, or, if the securities are not redeemed prior to maturity, that the final share price of each underlying stock on the final valuation date will be greater than or equal to its downside threshold price. The prices of the underlying stocks will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stocks and the underlying stock issuers. You should be willing to accept the downside risks of owning equities in general and the underlying stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

◾
There is no affiliation between TD and the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stocks.

Risks Relating to Estimated Value and Liquidity
◾
The estimated value of your securities is expected to be less than the public offering price of your securities. The estimated value of your securities on the pricing date is expected to be less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

◾
The estimated value of your securities is based on our internal funding rate. The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

◾
The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

October 2025	Page 12

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
◾
The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

◾
The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

◾
The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

◾
There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the price of the underlying stocks, and as a result, you may suffer substantial losses.

◾
If the price of an underlying stock changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of each underlying stock. Changes in the price of an underlying stock may not result in a comparable change in the market value of your securities. Even if the closing price of an underlying stock remains greater than or equal to the downside threshold price or increases to greater than the call threshold price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
◾
Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying stocks, any payments or deliveries on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amount payable and/or deliverable due under the terms of the securities.

October 2025	Page 13

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Risks Relating to Hedging Activities and Conflicts of Interest
◾
There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine any amount payable and/or deliverable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying stock has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect any amount payable and/or deliverable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

◾
The determination dates and related payment dates are subject to market disruption events and postponements. Each determination date (including the final determination date) and related payment date (including the maturity date) is subject to postponement due to the occurrence of one of more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular underlying stock will not constitute a market disruption event for any other underlying stock.

◾
The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable and/or deliverable on, the securities. For antidilution and certain other events affecting an underlying stock, the calculation agent may make adjustments to the initial share price, exchange ratio, underlying return, call threshold price, coupon threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payments or deliveries on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result. If as a result of the occurrence of any such event, the calculation agent determines that the physical delivery of all or any portion of the exchange ratio of the worst performing underlying stock is prohibited, restricted, impractical or otherwise impaired, the value of all or the affected portion of the exchange ratio of the worst performing underlying stock will be valued by the calculation agent as described in the product supplement and settled by cash payment. Furthermore, in certain situations, such as when an underlying stock undergoes a reorganization event or an underlying stock is delisted, an underlying stock may be replaced by distribution property or a substitute equity security, as discussed more fully in the product supplement under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security” and “— Anti-Dilution Adjustments”. The occurrence of any such events and the consequent adjustments may materially and adversely affect the market value of, and any amounts payable and/or deliverable on, the securities. For more information, see the sections as described under “General Terms of the Notes — Delisting or Suspension of Trading in, or Change in Law Event Affecting, an Equity Security” and “— Anti-Dilution Adjustments” in the accompanying product supplement.

◾
Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable and/or deliverable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of an underlying stock, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in an underlying stock.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.
We, the agent and/or our other affiliates may, at present or in the future, engage in business with the underlying stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to an underlying stock. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the price of an underlying stock and, therefore, the market value of, and any amounts payable and/or deliverable on, the securities.

October 2025	Page 14

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Significant aspects of the tax treatment of the securities are uncertain. Significant aspects of the U.S. tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Additional Information About the Securities”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

October 2025	Page 15

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Information About the Underlying Stocks
All disclosures contained in this document regarding each underlying stock are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stocks. You should make your own investigation into each underlying stock.
Amazon.com, Inc.
According to publicly available information, Amazon.com, Inc. (“Amazon”) is an online retail company and producer of electronic devices and media content. Information filed by Amazon with the SEC can be located by reference to its SEC file number: 000-22513, or its CIK Code: 0001018724. Amazon’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMZN”.
Information as of market close on October 10, 2025:
Bloomberg Ticker Symbol:	AMZN UW <Equity>	52 Week High (on February 4, 2025):	$242.06
Current Stock Price:	$216.37	52 Week Low (on April 21, 2025):	$167.32
52 Weeks Ago (on October 10, 2024):	$186.65	Current Dividend Yield:	–

October 2025	Page 16

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Historical Information
The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of AMZN for the specified period. The closing price of AMZN on October 10, 2025 was $216.37 (its “hypothetical initial share price”). The associated graph shows the closing prices of AMZN for each day from January 1, 2020 to October 10, 2025. The dotted lines represent its hypothetical downside threshold price and its hypothetical coupon threshold price of $151.459 and its hypothetical call threshold price of $216.37, which are equal to 70.00% and 100.00%, respectively, of its hypothetical initial share price. The actual coupon threshold price, downside threshold price and call threshold price will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of AMZN should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of AMZN at any time, including the determination dates.
Amazon.com, Inc. (CUSIP 023135106)	High	Low	Dividends
2020
First Quarter	$108.511	$83.831	–
Second Quarter	$138.221	$95.33	–
Third Quarter	$176.573	$143.935	–
Fourth Quarter	$172.182	$150.224	–
2021
First Quarter	$169.00	$147.598	–
Second Quarter	$175.272	$157.597	–
Third Quarter	$186.57	$159.388	–
Fourth Quarter	$184.803	$159.489	–
2022
First Quarter	$170.405	$136.015	–
Second Quarter	$168.347	$102.31	–
Third Quarter	$144.78	$109.22	–
Fourth Quarter	$121.09	$81.82	–
2023
First Quarter	$112.91	$83.12	–
Second Quarter	$130.36	$97.83	–
Third Quarter	$144.85	$125.98	–
Fourth Quarter	$154.07	$119.57	–
2024
First Quarter	$180.38	$144.57	–
Second Quarter	$197.85	$173.67	–
Third Quarter	$200.00	$161.02	–
Fourth Quarter	$232.93	$180.80	–
2025
First Quarter	$242.06	$190.26	–
Second Quarter	$223.30	$167.32	–
Third Quarter	$238.24	$211.65	–
Fourth Quarter (through October 10, 2025)	$227.74	$216.37	–

We make no representation as to the amount of dividends, if any, that an underlying stock may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on an underlying stock.

October 2025	Page 17

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
The Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2020 to October 10, 2025
October 2025	Page 18

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Alphabet Inc.
According to publicly available information, Alphabet Inc. (“Alphabet”) is a parent holding company of Google Inc. that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Information filed by Alphabet with the SEC can be located by reference to its SEC file number: 001-37580, or its CIK Code: 0001652044. Alphabet’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “GOOGL”.
Information as of market close on October 10, 2025:
Bloomberg Ticker Symbol:	GOOGL UW <Equity>	52 Week High (on September 19, 2025):	$254.72
Current Stock Price:	$236.57	52 Week Low (on April 8, 2025):	$144.70
52 Weeks Ago (on October 10, 2024):	$162.08	Current Dividend Yield:	0.36%

October 2025	Page 19

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Historical Information
The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of GOOGL for the specified period. The closing price of GOOGL on October 10, 2025 was $236.57 (its “hypothetical initial share price”). The associated graph shows the closing prices of GOOGL for each day from January 1, 2020 to October 10, 2025. The dotted lines represent its hypothetical downside threshold price and its hypothetical coupon threshold price of $165.599 and its hypothetical call threshold price of $236.57, which are equal to 70.00% and 100.00%, respectively, of its hypothetical initial share price. The actual coupon threshold price, downside threshold price and call threshold price will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of GOOGL should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of GOOGL at any time, including the determination dates.
Alphabet Inc. (CUSIP 02079K305)	High	Low	Dividends
2020
First Quarter	$76.244	$52.707	–
Second Quarter	$73.235	$54.635	–
Third Quarter	$85.87	$70.47	–
Fourth Quarter	$91.249	$72.551	–
2021
First Quarter	$105.931	$86.144	–
Second Quarter	$122.536	$106.489	–
Third Quarter	$145.216	$122.444	–
Fourth Quarter	$149.839	$133.66	–
2022
First Quarter	$148.00	$125.951	–
Second Quarter	$142.972	$105.805	–
Third Quarter	$122.08	$95.65	–
Fourth Quarter	$104.48	$83.43	–
2023
First Quarter	$107.74	$86.20	–
Second Quarter	$127.31	$103.71	–
Third Quarter	$138.21	$116.45	–
Fourth Quarter	$141.52	$122.17	–
2024
First Quarter	$153.51	$131.40	–
Second Quarter	$185.41	$150.53	$0.20
Third Quarter	$191.18	$148.66	$0.20
Fourth Quarter	$196.66	$161.86	$0.20
2025
First Quarter	$206.38	$154.33	$0.20
Second Quarter	$178.60	$144.70	$0.21
Third Quarter	$254.72	$174.36	$0.21
Fourth Quarter (through October 10, 2025)	$250.43	$236.57	–

We make no representation as to the amount of dividends, if any, that an underlying stock may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on an underlying stock.

October 2025	Page 20

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2020 to October 10, 2025
This document relates only to the securities offered hereby and does not relate to the underlying stocks or other securities linked to the underlying stocks. We have derived all disclosures contained in this document regarding the underlying stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stocks. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stocks (and therefore the price of the underlying stocks at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stocks could affect the value received with respect to the securities and therefore the value of the securities.
Neither TD nor any of its affiliates makes any representation to you as to the performance of any underlying stock.

October 2025	Page 21

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Not applicable, notwithstanding anything to the contrary in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying stock	reference asset
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation date(s)
	final determination date	final valuation date
	initial share price	initial price
	final share price	final price
	downside threshold price	barrier
	underlying return	percentage change
Additional information regarding the estimated value of the securities:
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, based on prevailing market conditions, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade

October 2025	Page 22

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying stocks. If your securities are so treated, any contingent quarterly coupon that is paid by TD (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

October 2025	Page 23

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

In addition, excluding amounts attributable to any contingent quarterly coupon, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to any contingent quarterly coupon or any amount attributable to any accrued but unpaid contingent quarterly coupon) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent quarterly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
This discussion does not address the U.S. federal income (or other) tax consequences of owning or disposing of any shares of the worst performing underlying stock that you may receive at maturity in connection with your investment in the securities. If your securities are physically settled at maturity by delivery to you of shares of the worst performing underlying stock, you may suffer adverse U.S. federal income (or other) tax consequences if you hold such shares. You should carefully review the potential tax consequences that are set forth in the prospectus for the worst performing underlying stock. Further, you should consult your own tax advisors concerning the application of U.S. federal income and other tax laws to your beneficial ownership of any shares of the worst performing underlying stock received at maturity.
If the securities are physically settled you should generally not recognize gain or loss with respect to the shares of the worst performing underlying stock received at maturity (other than with respect to the cash value of any fractional share). Consistent with this position, you should have an aggregate tax basis in the shares of the worst performing underlying stock (including any fractional share for which cash is received) equal to your adjusted tax basis in the securities and should have a holding period in the shares of the worst performing underlying stock beginning on the day after receipt of any shares of the worst performing underlying stock. With respect to any cash received, including any cash received in lieu of a fractional share of the worst performing underlying stock, you should recognize capital gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.
Alternatively, it is possible that receipt of the exchange ratio of the worst performing underlying stock is treated as a taxable settlement of the securities followed by a purchase of the shares of the worst performing underlying stock pursuant to the original terms of the securities. If the receipt of any shares of the worst performing underlying stock is so treated, (i) you should recognize capital gain or loss equal to the difference between the fair market value of the shares received at such time plus the cash you receive, including any cash received in lieu of any fractional share and the amount you paid for your securities, (ii) you should take a basis in such shares in an amount equal to their fair market value at such time and (iii) your holding period in such shares would begin on the day after you beneficially receive such shares. Notwithstanding the foregoing, there is uncertainty regarding the tax treatment of the notes if the notes are physically settled to any extent, and the IRS or a court might not agree with the treatment described above. A different tax treatment could be adverse to you.
Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

October 2025	Page 24

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently, possibly in excess of any contingent quarterly coupons received by such holders, and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent quarterly coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, if the securities are offered to non-U.S. holders, we currently do not intend to treat contingent quarterly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent quarterly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
If the securities are physically settled by delivery to you of a number of shares of the worst performing underlying stock equal to the exchange ratio of the worst performing underlying stock, you may suffer adverse U.S. federal income tax consequences if you hold such shares of the worst performing underlying stock. You may be subject to U.S. withholding tax on U.S.-source dividends in respect of such worst performing underlying stock that you hold. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for the worst performing underlying stock.

October 2025	Page 25

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Section 897. We will not attempt to ascertain whether any underlying stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying stock issuer as a USRPHC and/or the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the securities are not “delta-one” with respect to any underlying stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

October 2025	Page 26

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities and any shares of the worst performing underlying stock received arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS will purchase the securities from TD at the price to public less a fee of $17.50 per security. TDS will resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $17.50 reflecting a fixed sales commission of $12.50 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.
Conflicts of Interest — TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

October 2025	Page 27

Contingent Income Auto-Callable Securities due October 22, 2026
Based on the Worst Performing of the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. Principal at Risk Securities
Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

October 2025	Page 28